Bodyguard Records.com, Inc.
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                                                               138 Fulton Street
                                                              New York, NY 10038
                                                                  (212) 751-2179
February 1, 2001

James T. Patten
P.O. Box 682
Bernardsville, NJ 07924

Re: Amendment to Loan Agreements

Dear Mr. Patten:

         This will serve to confirm our prior conversations and negotiations concerning the parameters of an amendment to the July 5, 2000, September 29, 2000 and November 6, 2000, loan agreements and the annexed $10,000, $15,000 and $15,000, respective, 12% promissory notes of even date therewith (collectively the "Agreements"), executed by Bodyguard Records.com, Inc., a Delaware corporation (the "Company") and payable to the order of James T. Patten ("JTP"). In this regard, and in consideration of the mutual benefit derived herefrom, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, we hereby agree as follows:

1. AMENDMENT. The Agreements are hereby amended to extend the Due Date (as that term is defined in the Agreements) until the sooner of July 31, 2001 or the closing date of the Company's initial public offering under and pursuant to Form SB-2 Registration Statement No. 333-40444.

2. CONFIRMATION OF AGREEMENTS. Except as herein modified, the Company and JTP hereby reconfirm the validity and enforceability of the Agreements.

         If the foregoing correctly sets forth our agreement and understanding, please indicate your acceptance by signing the enclosed copy of this letter agreement in the space marked "Agreed to and Accepted" and returning the signed document to the undersigned via facsimile.

Very truly yours

Bodyguard Records.com, Inc.


By: _____________________
      John Rollo, President

AGREED TO AND ACCEPTED:


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      James T. Patten

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